Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Allscripts Healthcare Solutions Inc.’s Transitional Report on Form 10-K for the seven months ended December 31, 2010.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
June 21, 2011